Filed pursuant to Rule 424(b)(5)
Registration No. 333-282881

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 29, 2024)

Up to $200,000,000
Common Stock
This prospectus supplement and the accompanying base prospectus relate to the offer and sale from time to time of shares of our common stock, $0.001 par value per share, having an aggregate gross sales price of up to $200,000,000 through BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each a “sales agent” and, collectively, the “sales agents”). These sales, if any, will be made pursuant to the terms of an equity distribution agreement dated as of October 29, 2024 , between us and the sales agents (the “Equity Distribution Agreement”). The Equity Distribution Agreement contemplates the offer and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $200,000,000 through the sales agents in one or more “at-the-market” offerings, or directly to the sales agents as principals.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the principal national securities exchange on which our common stock trades at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.
Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol “SJW”. On October 28, 2024, the closing price of our common stock, as reported on the NYSE, was $57.76 per share.
Each sales agent will receive from us a commission of up to 2.0% of the gross sales price for any shares sold through it acting as our sales agent under the Equity Distribution Agreement. We have also agreed to reimburse the sales agents for certain of their expenses. We will designate the maximum number of common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent may agree and the minimum price per share, if any, at which such common stock may be sold. Subject to the terms and conditions of the Equity Distribution Agreement, the sales agents will use their commercially reasonable efforts, consistent with their normal sales and trading practices, to sell on our behalf any shares of common stock to be offered by us. We may instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. In connection with the sale of the shares of our common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution.”
Under the terms of the Equity Distribution Agreement, we also may sell shares of our common stock to one or more of the sales agents as principals for their own account at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
We or any sales agent may suspend the offering of our common stock by such sales agent by notifying the other party. The offering of common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (1) the sale of the maximum amount of shares of our common stock subject to the Equity Distribution Agreement and any Terms Agreement (as defined in the Equity Distribution Agreement), (2) the termination of the Equity Distribution Agreement, pursuant to its terms, by either us or, with respect to any sales agent, such sales agent, at any time in the respective party’s sole discretion and (3) the third anniversary of the date of this prospectus supplement. See “Plan of Distribution.”
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-4 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	J.P. Morgan

RBC Capital Markets	Wells Fargo Securities

 The date of this prospectus supplement is October 29, 2024

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the sales agents and their respective affiliates have not, authorized any other person to provide you with additional or different information. We are not, and the sales agents and their respective affiliates are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
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When used in this prospectus supplement, the terms “SJW,” the “Company,” “we,” “our” and “us” refer to SJW Group and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of the common stock we are currently offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the common stock we are currently offering in this prospectus supplement. See “Description of Capital Stock” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or the shares offered hereby are sold on a later date. Information that we file with the Securities and Exchange Commission (the “SEC”) subsequent to the date on the cover of this prospectus supplement, and prior to the completion of this offering, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution” in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we have filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the common stock, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the common stock and this offering.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in our securities. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections titled “Risk Factors” in this prospectus supplement and such risk factors as may be updated from time to time in our public filings.
Company Overview
SJW Group is a holding company whose primary business involves ownership of public utilities that provide water and wastewater services, including the production, purchase, storage, purification, distribution, wholesale and retail sale of water. The water utility business of SJW Group is conducted through five wholly owned subsidiaries: San Jose Water Company (“SJWC”), Connecticut Water Company (“CWC”), The Maine Water Company (“MWC”), SJWTX, Inc. doing business as Texas Water Company (“TWC”) and National Water Utility Service, LLC ("National Water Utility"). National Water Utility is the contracting entity for shared services among the SJW Group affiliates formed in October 2024. These subsidiaries provide water service to approximately 403,000 connections and wastewater service to approximately 4,000 connections and serve a combined population of over 1.6 million people in California, Connecticut, Maine and Texas. Water utility services provided by these businesses are subject to regulation by the applicable state public utility commissions. These subsidiaries also engage in non-tariffed operations that are not subject to public utility commission regulation, including contract water and sewer operations, maintenance agreements, and antenna site leases. Collectively, these water utility and utility-related services form our “Water Utility Services” segment.
SJW Group’s second segment, “Real Estate Services,” consists of property management and investment activity conducted by SJW Land Company and Chester Realty, Inc., which own undeveloped land and operate commercial buildings in California and Connecticut. In the second quarter of 2024, SJW Land Company completed the sale of its Tennessee properties.
The principal executive offices of SJW are located at 110 West Taylor Street, San Jose, California 95110. Its telephone number is (408) 279-7800, and its Internet address is www.sjwgroup.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $200,000,000.

Use of Proceeds
Proceeds from future share issuances and sales, if any, will be used to finance potential future acquisitions and for general corporate purposes, which may include, among other things, financing infrastructure improvements and other capital expenditures, repayment of debt or other corporate obligations, and working capital over the term of the Equity Distribution Agreement as such needs arise. See “Use of Proceeds.”

Plan of Distribution
“At the market offering” that may be made from time to time on the principal national securities exchange on which our common stock trades or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, in block transactions, or as otherwise agreed upon by us and the sales agents named on the cover page of this prospectus supplement.

Under the terms of the Equity Distribution Agreement, we also may sell shares of our common stock to one or more of the sales agents as principals for their own account at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement. See “Plan of Distribution.”

Risk Factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-4 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange Symbol for Our Common Stock	“SJW”

RISK FACTORS
Investing in our common stock involves certain risks. In considering whether to purchase the common stock offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors. Please refer to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Forms 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
It is not possible to predict the actual number of shares we will sell under the Equity Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver an instruction to a designated sales agent at any time throughout the term of the Equity Distribution Agreement to sell shares of Common Stock. The number of shares that are sold through such designated sales agent after delivering an instruction will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period, the limits we set with the designated sales agent in any applicable instruction, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.
The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Our stock price has fluctuated in the past and may fluctuate in the future.
The trading price of our common stock has fluctuated in the past. The trading price of our common stock could fluctuate significantly in the future and could be negatively affected in response to various factors, including:
•market conditions in the broader stock market in general;
•our ability to make acquisitions or investments with attractive risk-adjusted returns;
•market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;
•announcements we make regarding dividends;
•actual or anticipated fluctuations in our quarterly financial and operating results;
•additional offerings of our common stock or equity-linked securities;
•actions by rating agencies;
•short sales of our common stock;
•any decision to pursue a distribution or disposition of a meaningful portion of our assets;
•issuance of new or changed securities analysts’ reports or recommendations;
•market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•major reductions in trading volumes on the exchanges on which we operate;
•legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses; and
•litigation and governmental investigations.
These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may negatively affect the price or liquidity of our common stock.
When the market price of a stock has been volatile or has decreased significantly in the past, holders of that stock have, at times, instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending, settling or paying any resulting judgments related to the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business and hurt our share price.
Our shares of common stock will rank junior to all of our consolidated liabilities.
In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the common stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the common stock then outstanding. We have a significant amount of funded long-term debt, which amounted to approximately $1.7 billion as of September 30, 2024, with approximately $93.2 million of short-term indebtedness under lines of credit. We may also take on additional long-term debt and working capital lines of credit to meet future financing needs, subject to certain restrictions under the terms of our existing debt.
SJW Group’s dividend policy is subject to the discretion of our board of directors and may be limited by legal and contractual requirements.
We anticipate continuing to pay a regular quarterly dividend, though any such determination to pay dividends will be at the discretion of our board of directors and will be dependent on then-existing conditions, including our financial condition, earnings, legal requirements, including limitations under Delaware law, restrictions in our credit agreements and other debt instruments that limit our ability to pay dividends to stockholders and other factors the board of directors deems relevant. The board of directors of SJW Group may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. In addition, our subsidiaries may be subject to restrictions on their ability to pay dividends to us, including under state law, pursuant to regulatory commitments and under their credit agreements and other debt instruments. In this regard, the CTWS Entities (as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023) are limited from paying dividends to us in certain circumstances under the Connecticut Public Utilities Regulatory Authority and the Maine Public Utilities Commission regulatory commitments. Any inability of our subsidiaries to pay us dividends may have a material and adverse effect on our ability to pay dividends to our stockholders.
Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.
Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.
In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

Significant portions of our shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.
We have broad discretion in the use of the net proceeds from this offering, and we may not use these proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. We intend to use the net proceeds from the issuance and sale of our common stock in this offering to finance potential future acquisitions and for general corporate purposes, which may include, among other things, financing infrastructure improvements and other capital expenditures, repayment of debt or other corporate obligations, and working capital over the term of the Equity Distribution Agreement as such needs arise. See “Use of Proceeds.” However, our management might not apply the net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or financial condition and cause the price of our common stock to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this prospectus supplement and the accompanying prospectus are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Forward-looking statements can often be identified by the use of forward-looking language such as "believes,” “expects,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “projects,” “may,” “should,” “will,” or other similar expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements relating to our strategy, operations, markets, services, rates, recovery of costs, availability of water supply and other factors. These risks and uncertainties include the following:
•the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, per- and polyfluoroalkyl substances (“PFAS”) and other decisions;
•changes in demand for water and other services;
•unanticipated weather conditions and changes in seasonality, including those affecting water supply and customer usage;
•the effects of climate change;
•unexpected costs, charges or expenses;
•our ability to successfully evaluate investments in new business and growth initiatives;
•contamination of our water supplies and damage or failure of our water equipment and infrastructure;
•the risk of work stoppages, strikes and other labor-related actions;
•catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemics or similar occurrences;
•changes in general economic, political, business and financial market conditions;
•the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and
•legislative and general market and economic developments.
All of these factors are difficult to predict and many are beyond our control. Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, we undertake no obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.
For additional factors you should consider, please see “Risk Factors” on page S-4 of this prospectus supplement, “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended

December 31, 2023. See also “Incorporation of Documents by Reference” on page S-15 of this prospectus supplement.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement with the sales agents as a source of financing. Therefore, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We intend to use the net proceeds from future share issuances and sales from this offering, if any, for financing potential future acquisitions and for general corporate purposes, which may include, among other things, financing infrastructure improvements and other capital expenditures, repayment of debt or other corporate obligations, and working capital over the term of the Equity Distribution Agreement as such needs arise.

MATERIAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK
This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:
•a nonresident alien individual,
•a foreign corporation, or
•an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from our common stock.
This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.
You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.
Dividends
If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in the common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”.
Except as described below, dividends paid to you on our common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:
•a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or
•in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.
If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
•you are a non-United States person, and
•the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.
"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on disposition of our common stock
You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our common stock unless:
•the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,
•you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or
•we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.
If the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.
We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes).

FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup withholding and Information Reporting
We and other payors are required to report payments of dividends on our common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with the financial institutions named on the cover page of this prospectus supplement, as our sales agents, under which we may offer and sell over a period of time and from time to time our common stock having an aggregate offering price of up to $200,000,000 . Sales of the shares to which this prospectus supplement relates, if any, will be made on the principal national securities exchange on which our common stock trades or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, in block transactions, or as otherwise agreed upon by us and the sales agents.
The sales agents will offer the shares of our common stock subject to the terms and conditions of the Equity Distribution Agreement on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum number of shares of common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share, if any, at which such common stock may be sold. None of the sales agents are required to sell any specific dollar amount of shares. Subject to the terms and conditions of the Equity Distribution Agreement, the sales agents will use their commercially reasonable efforts, consistent with their normal sales and trading practices, to sell on our behalf all of the designated shares of common stock. We may instruct the sales agents not to sell any shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party.
Under the terms of the Equity Distribution Agreement, we also may sell shares of our common stock to one or more of the sales agents as principals for their own account at a price agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
The sales agents will provide written confirmation to us no later than the opening of trading on the NYSE or the principal national securities exchange on which our common stock trades on the trading day immediately following each day on which shares of common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross sales prices of such shares sold and the net proceeds to us with respect to such sales. We will report at least quarterly the number of shares of common stock sold through the sales agents under the Equity Distribution Agreement, the gross proceeds and the net proceeds to us (before expenses).
We will pay the sales agents an aggregate commission of up to 2.0% of the gross sales price per share of common stock sold under the Equity Distribution Agreement. The remaining net sales proceeds, after deducting any fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale, will equal our net proceeds for the sale of such shares. We have also agreed to reimburse the sales agents for certain of their expenses up to $50,000 in connection with the execution and delivery of the Equity Distribution Agreement and, to the extent any sales are pending and not suspended on a bring-down delivery date, $40,000 in connection with each subsequent bring-down delivery date thereunder. We estimate that the total expenses for the offering, but excluding any sales agent’s commissions or expense reimbursement payable to the sales agents under the terms of the sales agreement, will be approximately $725,000.
Settlement of any sales of common stock will occur, unless the parties agree otherwise, on the first business day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.
The offering of common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (1) the sale of the maximum amount of shares of our common stock subject to the Equity Distribution Agreement and any Terms Agreement (as defined in the Equity Distribution Agreement), (2) the termination of the Equity Distribution Agreement, pursuant to its terms, by either us or, with respect to any sales agent, such sales agent, at any time in the respective party’s sole discretion and (3) the third anniversary of the date of this prospectus supplement. Additionally, if any party to the Equity Distribution Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the shares of our common stock, the sales of our shares pursuant to the Equity Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
In connection with the sale of the shares of common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts.
We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.
Other than in the United States, no action has been taken by us or the sales agents that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the sales agents and their respective affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates. In particular, Bank of America, N.A., an affiliate of BofA Securities, Inc., JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, act as lenders to the Company, SJWC, SJWTX and Connecticut Water Service, Inc. under the Credit Agreement dated August 2, 2022, as amended on August 2, 2023 and August 2, 2024.
In addition, in the ordinary course of their business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF SECURITIES
The validity of the shares of common stock offered by the Company in this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the sales agents by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of the SJW Group, incorporated by reference into this prospectus supplement and the effectiveness of SJW Group's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to SJW Group, 110 West Taylor Street, San Jose, CA 95110; telephone: (408) 279-7800, and our website is located at www.sjwgroup.com. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement or any accompanying prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock” in the accompanying base prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of this prospectus supplement, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (the “2023 Form 10-K”);

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, and June 30, 2024, and September 30, 2024, filed with the SEC on April 26, 2024, July 25, 2024, and October 28, 2024, respectively;
•our Current Reports on Form 8-K, filed with the SEC (other than information furnished rather than filed) on May 30, 2024, June 21, 2024, August 2, 2024, August 20, 2024; and October 28, 2024; and
•the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 15, 2016, and any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 incorporated by reference into our 2023 Form 10-K.
We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address: SJW Group, 110 West Taylor Street, San Jose, CA 95110 or calling us at (408) 279-7800.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.sjwgroup.com. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Units

We may offer, issue and sell, in one or more offerings, from time to time and in amounts authorized from time to time, any combination of the securities described in this prospectus.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 2 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the trading symbol “SJW”.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time the securities (including debt securities, common stock, preferred stock, depositary shares, warrants, or units) described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “SJW,” the “Company,” “we,” “our” and “us” refer to SJW Group and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, which include statements relating to future events and future results of SJW Group and its subsidiaries that are based on current expectations, estimates, forecasts, and projections about SJW Group and its subsidiaries and the industries in which SJW Group and its subsidiaries operate and the beliefs and assumptions of the management of SJW Group.
Forward-looking statements can often be identified by the use of forward-looking language such as “believes,” “expects,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “projects,” “may,” “should,” “will,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement or free writing prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement or free writing prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or free writing prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
SJW Group was initially incorporated as SJW Corp. in the state of California on February 8, 1985. SJW Group is a holding company with five wholly owned subsidiaries:
•San Jose Water Company (“SJWC”), with its headquarters located at 110 West Taylor Street in San Jose, California 95110, was originally incorporated under the laws of the State of California in 1866. As part of a reorganization on February 8, 1985, SJWC became a wholly owned subsidiary of SJW Group. SJWC is a public utility in the business of providing water service in the metropolitan San Jose, California area.
•SJWNE LLC, a Delaware limited liability company, was formed in 2019. SJWNE LLC is a special purpose entity established to hold SJW Group’s investment in Connecticut Water Service, Inc. Connecticut Water Service, Inc. with its headquarters located in Clinton, Connecticut, was incorporated in 1974 in the State of Connecticut. As part of the merger transaction between SJW Group and Connecticut Water Service, Inc. on October 9, 2019, Connecticut Water Service, Inc. and its subsidiaries became a wholly owned subsidiary of SJWNE LLC. Connecticut Water Service, Inc. is a holding company with four wholly owned subsidiaries. The Connecticut Water Company and The Maine Water Company are public utilities in the business of providing water service throughout Connecticut and Maine. The remaining two subsidiaries are Chester Realty, Inc., a real estate company in Connecticut, and New England Water Utility Services, Inc., which provides contract water and sewer operations and other water related services.
•SJWTX Holdings, Inc. is the holding company for SJWTX, Inc., doing business as The Texas Water Company (“TWC”), Texas Water Operation Services, LLC (“TWOS”) and Texas Water Resources, LLC. TWC is a public utility in the business of providing water service in Bandera, Blanco, Comal, Hays, Kendall, Medina and Travis Counties in the growing region between San Antonio and Austin, Texas. TWC additionally provides wastewater service in Comal and Kendall counties. TWC also holds a 25% equity interest in Acequia Water Supply Corporation. TWOS was created for non-tariffed service operations and TWR was formed to hold wholesale water supply assets.
•SJW Land Company was incorporated in 1985. SJW Land Company owns undeveloped land in California.
•National Water Utility Service LLC was formed in October 2024 to serve as the contacting entity for shared services among the SJW Group affiliates.
The principal executive offices of SJW are located at 110 West Taylor Street, San Jose, California 95110. Its telephone number is (408) 279-7800, and its Internet address is www.sjwgroup.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
RISK FACTORS
Investing in the securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.
The following summary descriptions are not meant to be complete descriptions of our securities. At the time of any offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF DEBT SECURITIES
SJW may issue debt securities, in one or more series, under an indenture, between SJW and the trustee specified therein.
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.
The debt securities will be issued under an indenture between us and a trustee. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
General
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;
•whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;
•the date or dates on which the principal of the securities of the series is payable;
•the interest rate, if any, and the method for calculating the interest rate;
•the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•any mandatory or optional redemption terms;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;
•the denominations in which the debt securities will be issued;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;
•if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;
•the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and
•any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
SJW may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:
•SJW is the surviving person or the successor person (if other than SJW) expressly assumes SJW’s obligations on the debt securities and under the indenture; and
•Immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of SJW’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to SJW.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of SJW; and
•any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the securities of any series or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;
•such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;
•the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
•to add guarantees with respect to debt securities of a series or secure debt securities of a series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of any series of debt securities;
•to comply with the applicable procedures of the applicable depositary;
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to make any change that does not materially adversely affect the rights of any holder of debt securities;
•to conform any supplement to the indenture for a series of securities or the securities of a series to the description of securities for such series in the prospectus supplement or offering document with respect to such series;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and for certain other reasons set forth in any prospectus supplement.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;
•make any change to certain provisions of the indenture relating to waivers or amendments; or
•waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “SJW,” the “Company,” “we,” “our” and “us” refer to SJW Group, a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock
Each holder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to our stockholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of any dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled ratably to any dividend declared by our board of directors out of funds legally available for this purpose.
Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Our common stock is not subject to further calls or assessments by SJW, and holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Our certificate of incorporation permits us to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, subject to limitations prescribed by law, with such designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock as our board of directors may determine, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
Our board of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in our certificate of incorporation or the resolution of our board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Our common stock is subject to the express terms of any preferred stock. Our board of directors may issue preferred stock with voting, dividend, liquidation and other rights that could adversely affect the relative rights of the holders of our common stock.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
Some provisions of Delaware law and our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. In particular, these provisions may frustrate or prevent any attempts by stockholders of SJW to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of management.
A description of these provisions is set forth below.
Blank Check Preferred
As described above, our board of directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of determining, delaying or preventing a change of control.

Meetings and Elections of Directors
Special Meetings of Stockholders. Our certificate of incorporation and bylaws limit the ability of stockholders to call a special meeting of stockholders to only stockholders holding not less than 20% of outstanding voting power. In particular, our certificate of incorporation and bylaws provide that special meetings of the stockholders may be called at any time by the chairman of the board, by the president, by resolution of our board of directors adopted by a majority of the total number of authorized directors (regardless of any vacancy), or by stockholders holding 20% or more of our voting power.
Stockholder Action by Written Consent. Our certificate of incorporation and bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.
Vacancies. Our certificate of incorporation and bylaws provide that vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors, although less than a quorum, or by a sole remaining director, at any meeting of our board of directors. A person so elected by our board of directors to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.
No Cumulative Voting
Our certificate of incorporation prohibits cumulative voting in the election of directors.
Interested Stockholder Transaction and Business Combination
The provisions of Section 203 of the DGCL govern SJW. Section 203 of DGCL prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without approval of our board of directors. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult by prohibiting large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors. Delaware companies may opt out of Section 203 if the original certificate of incorporation expressly elects not to be governed by Section 203. Our certificate of incorporation and bylaws do not “opt out” of Section 203.
Exclusive Forum
Our certificate of incorporation provides as follows:
•for (i) any derivative action or proceeding brought on behalf of SJW, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of SJW to SJW or SJW’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, unless SJW consents in writing to the selection of an alternative forum, the sole and exclusive forum shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.
•for any claim arising under the Securities Act, or any rule or regulation promulgated thereunder (in each case, as amended from time to time), unless SJW consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum shall be the federal district courts of the United States; provided, however, that if the foregoing provisions are, or the application of such provisions to any person or any circumstance is, deemed to be illegal, invalid or unenforceable, then the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the Court of Chancery of the State of Delaware. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce exclusive forum provisions in connection with claims arising under the Securities Act, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving claims in other jurisdictions, which could have adverse effect on our business and financial performance.
Advance Notice Bylaws
Our bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given SJW’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the annual meeting. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SJW.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “SJW”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.
DESCRIPTION OF DESPOSITARY SHARES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement.
Description of Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred shares issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred shares which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the preferred shares of any series of preferred shares represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred shares depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred shares in proportion to the applicable fraction or multiple of a share of preferred shares represented by the depositary share.

These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional preferred shares in accordance with the terms of the applicable prospectus supplement.
While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Shares
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred shares and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial preferred shares will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole preferred shares the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred shares, the holder will not be entitled to re-deposit such preferred shares under the deposit agreement or to receive depositary shares in exchange for such preferred shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred shares, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non- cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred shares represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred shares. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred shares and any other amounts per share payable with respect to the preferred shares multiplied by the fraction or multiple of a preferred share represented by one depositary share. Whenever we redeem preferred shares held by the depositary, the depositary will redeem the depositary shares representing the preferred shares on the same day, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.
Conversion or Exchange
The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the shares of preferred stock underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other shares of preferred stock, shares of common stock, or other securities into which the shares of preferred stock are to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to:
•the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;
•plus all money and any other property represented by one depositary share; and
•including all amounts per depositary share paid by us for dividends that have accrued on the shares of preferred stock on the exchange or conversion date and that have not been paid.
The depositary shares, as such, cannot be converted or exchanged into other shares of preferred stock, shares of common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the shares of preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the shares of preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of shares of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “-Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:
•all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying shares of preferred stock are convertible or exchangeable;
•each share of preferred stock has been converted into or exchanged for shares of common stock; or
•a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:
•we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;
•we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and
•we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.
DESCRIPTION OF WARRANTS
General
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares, preferred shares, depositary shares, and/or debt securities in one or more series. Warrants may be offered independently or together with common shares, preferred shares, depositary shares, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the currencies in which the warrants are being offered;
•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of debt securities will be in registered form only.
If warrants for the purchase of common shares, preferred shares, or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•the offering price and the aggregate number of warrants offered;
•the total number of shares that can be purchased if a holder of the warrants exercises them;
•the number of warrants being offered with each common share;
•the date on and after which the holder of the warrants can transfer them separately from the related common shares or preferred shares or the related depositary shares;
•the amount of common shares, preferred shares, or depositary shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;
•the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•the date on which the right to exercise the warrants begins and the date on which that right expires;
•federal income tax consequences of holding or exercising the warrants; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares, preferred shares, or depositary shares will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase depositary shares or common shares or preferred shares are exercised, holders of the warrants will not have any rights of holders of the underlying depositary shares or common shares or preferred shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “-Warrant Adjustments” below.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of common shares or preferred shares or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
•properly complete and sign the reverse side of the warrant certificate representing the warrants; and
•deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.
If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common shares or preferred shares or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for depositary shares or shares of common shares or preferred shares will be adjusted proportionately if we subdivide or combine our common shares or preferred shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
•issue shares of common shares or preferred shares or other securities convertible into or exchangeable for common shares or preferred shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common shares or preferred shares;
•pay any cash to all or substantially all holders of our common shares or preferred shares, other than a cash dividend paid out of our current or retained earnings;

•issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares or preferred shares; or
•issue common shares, preferred shares or additional shares or other securities or property to all or substantially all holders of our common shares or preferred shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;
then the holders of common share warrants, preferred share warrants, or depositary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares or preferred shares or depositary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property
Except as stated above, the exercise price and number of securities covered by a warrant for common shares, preferred shares, or depositary shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common share warrants, preferred share warrants or depositary share warrants may have additional rights under the following circumstances:
•certain reclassifications, capital reorganizations or changes of the common shares or preferred shares;
•certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares or preferred shares; or
•certain sales or dispositions to another entity of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our common shares, preferred shares, or depositary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants, preferred share warrants, or depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.
DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase shares of common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, when filed by us in a future Exchange Act report or as an amendment to the Registration Statement that this prospectus forms a part of, see “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We, and any selling securityholder, may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•through agents;
•to or through underwriters;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through brokers or dealers;
•directly by us or any selling securityholders to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers.
In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the

Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling securityholder. We or any selling securityholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling securityholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we and any selling securityholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling securityholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling securityholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling securityholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
VALIDITY OF SECURITIES
The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements of SJW Group, incorporated by reference in this prospectus and the effectiveness of SJW Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (the “2023 Form 10-K”);
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, and June 30, 2024, and September 30, 2024, filed with the SEC on April 26, 2024, July 25, 2024, and October 28, 2024, respectively;
•our Current Reports on Form 8-K, filed with the SEC (other than information furnished rather than filed) on May 30, 2024, June 21, 2024, August 2, 2024, August 20, 2024, and October 28, 2024; and
•the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 15, 2016, and any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, incorporated by reference into our 2023 Form 10-K.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: SJW Group, 110 West Taylor Street, San Jose, CA 95110 or calling us at (408) 279-7800.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.sjwgroup.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.sjwgroup.com. We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to SJW Group, 110 West Taylor Street, San Jose, CA 95110; telephone: (408) 279-7800. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

Up to $200,000,000 of Common Stock

PROSPECTUS SUPPLEMENT

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October 29, 2024